Exhibit 99.1

CD International Enterprises Completes Acquisition of Golden Trust and Lingshi Magnesium Operations as Shareholders Approve Acquisition and New Corporate Name

DEERFIELD BEACH, FL--(3/06/12) - CD International Enterprises, Inc. (“CD International”) (NASDAQ:CDII), a U.S. based company that produces, sources, and distributes industrial commodities in China and the Americas and provides cross border corporate advisory services, announced today the results of special shareholder meeting held on February 29, 2012.  Following the February 29, 2012 special meeting of shareholders approving the issuance of our common stock with approximately 96% of the votes cast, CD International completed the acquisition of 100% of Golden Trust Magnesium Industry Co., Ltd. “Golden Trust” and 80% of Lingshi Xinghai Magnesium Industry Co., Ltd. “Lingshi Magnesium” for an aggregate of $26.7 million payable by a combination of $6.5 million in cash or assignment of intercompany loans, $15.5 million in shares of our common stock, and $4.7 million by way of transferring our interest in our Excel Rise Technology Co., Ltd. subsidiary.   In addition, our shareholders approved an amendment to our articles of incorporation to change our corporate name from China Direct Industries, Inc. to CD International Enterprises, Inc.

Golden Trust and Lingshi Magnesium are both engaged in the production of pure magnesium ingots.  CD International adds approximately 20,000 metric tons of annual production capacity from Golden Trust and 12,000 metric tons of annual production capacity from Lingshi Magnesium, bringing our total magnesium production capacity to approximately 90,000 metric tons, making us one of the largest magnesium producers in the world.  In conjunction with the acquisition of Golden Trust and Lingshi Magnesium, we entered into a Management Agreement with Yuwei Huang and Kong Tung, members of our Board of Directors, to consolidate and manage the business operations for all of our magnesium production facilities.

Commenting on the results of the special shareholder meeting, Dr. James Wang, Chairman and CEO of CD International, stated "We are pleased that our shareholders have overwhelmingly voted to allow us to complete the acquisitions as well as our new corporate name to reflect our business direction.   With the addition of Golden Trust and Lingshi Magnesium, we expect to benefit from a more streamlined organization, improving our overall cost structure and position our company to become the industry leader in pure magnesium production and distribution.  We expect to see a strong improvement in performance out of this segment in the coming quarters as we generate significantly larger sales opportunities, ramp revenue and improve cash flow and profitability for fiscal 2012 and beyond. ”

About CD International Enterprises, Inc.

CD International Enterprises, Inc. (NASDAQ: CDII), is a U.S. based company that produces, sources, and distributes industrial commodities in China and the Americas and provides business and financial consulting services. Headquartered in Deerfield Beach, Florida with corporate offices in Shanghai, CD International's unique infrastructure provides a platform to expand business opportunities globally while effectively and efficiently accessing the U.S. capital markets. For more information about CD International, please visit http://www.cdii.net.

DISCLOSURE NOTICE:

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, China Direct Industries, Inc., is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans," "believes" and "projects") may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our expectations concerning the benefits of acquiring Golden Trust and Lingshi Magnesium and our expectations regarding our magnesium segment performance, sales opportunities, revenues and cash flow and performance.

We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings, including our Report on Form 10-K for the fiscal year ended September 30, 2011 .

Contact:

Contact Information:
For the Company:
China Direct Industries, Inc.
Richard Galterio or Lillian Wong
Investor Relations
Phone: 1-877-244-6257
Email:
richard.galterio@cdii.net
lillian.wong@cdii.net